UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2011

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

First BanCorp. (the "Corporation") executed a definitive investment agreement dated as of May 26, 2011 with private equity firm Thomas H. Lee Partners, L.P. ("THL"). Under the investment agreement, THL would purchase approximately 24.9%, representing approximately $180 million, of the Corporation's shares of common stock, par value $0.10 ("common stock"), that will be outstanding after the issuance of common stock in a proposed $500 to $550 million aggregate capital raise (which amount includes a proposed rights offering of no greater than $35 million) at a purchase price of $3.50 per share. The THL investment assumes the conversion of approximately $425 million of Series G Mandatorily Convertible Preferred Stock, held by the United States Department of the Treasury, into common stock.

The THL investment is conditioned on the sale by the Corporation of a minimum of $500 million, but no more than $550 million, of common stock (including the THL investment). In addition, the investment is conditioned on any required approval by the Corporation’s stockholders of the sales of common stock and any required approvals by bank regulatory authorities or other governmental authorities. The agreement gives THL the right to designate a person to serve on the Corporation’s Board of Directors upon completion of the sale of shares of common stock to THL. Consistent with the terms of the agreement, the Corporation's Board plans to elect a new chairman of the Board upon completion of the sale of shares of common stock to THL. The agreement also provides THL with registration rights, including the filing by the Corporation of a shelf registration statement covering the shares.

Pursuant to a placement agent agreement, the placement agent will receive a fee if the transaction with THL is completed.

A copy of the agreement is attached hereto as Exhibit 10.1. A copy of the press release announcing the execution of this agreement is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the sale of shares of common stock to THL is incorporated into this Item 3.02 by reference. The Corporation proposes to sell approximately $180 million of shares of common stock at a purchase price of $3.50 per share under the agreement with THL in a transaction not involving a public offering pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit - Description of Exhibit

10.1 - Investment Agreement between First BanCorp and Thomas H. Lee Partners, L.P. 99.1 - Press Release dated May 31, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

June 2, 2011	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Investment Agreement between First BanCorp and Thomas H. Lee Partners, L.P. (Exhibits and Schedules to be filed with the Form 10-Q for the second quarter ended June 30, 2011)
99.1	Press Release dated May 31, 2011